UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 13, 2013

XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

8537 Six Forks Road, Suite 300, Raleigh, North Carolina 27615
(Address of Principal Executive Offices)(Zip Code)

Registrant's telephone number, including area code: (919) 526-1400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2013, at the 2013 Annual Meeting of Stockholders of Xerium Technologies, Inc. (the “Company”), the stockholders of the Company approved Amendment No. 2 (“Amendment No. 2”) to the Company’s 2010 Equity Incentive Plan, which increased the aggregate number of shares of the Company’s common stock that may be delivered under or in satisfaction of awards under such plan from 913,525 to 1,663,525, increased the number of shares that may be subject to option and stock appreciation right grants and that may be granted as stock awards to any one participant in a calendar year from 150,000 to 500,000, and set a maximum cash award that may be granted to any one participant in a calendar year at $2,000,000. Amendment No. 2 was approved by the Company’s Board of Directors on March 12, 2013.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on June 13, 2013. All director nominees were elected and the votes cast with respect to such elections were as follows:

Director	Votes For	Votes Withheld	Broker Non-Votes
Roger A. Bailey	8,303,883	218,397	3,133,451
Harold C. Bevis	8,301,623	220,657	3,133,451
David A. Bloss, Sr.	8,302,885	219,395	3,133,451
Ambassador April H. Foley	8,302,677	219,603	3,133,451
Jay J. Gurandiano	8,007,790	514,490	3,133,451
John F. McGovern	8,301,466	220,814	3,133,451
James F. Wilson	8,302,884	219,396	3,133,451

Additionally, the following matters were voted upon at the meeting and the votes cast with respect to such matters were as follows:

	Votes Cast
	For	Against	Abstain	Broker Non-Votes
Approval of Amendment No. 2 to the 2010 Equity Incentive Plan	7,616,245	901,579	4,456	3,133,451
Ratification of appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2013	11,552,696	55,545	47,490	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

Date:	June 19, 2013	By:	/s/ Clifford E. Pietrafitta
		Name:	Clifford E. Pietrafitta
		Title:	Executive Vice President and CFO